Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-122580, 333-123652, 333-131975, 333-144231, 333-164960 and 333-176656) and Form S-8 (Nos. 333-107266, 333-111022, 333-146296, 333-146251, 333-145068 and 333-122275) of Lions Gate Entertainment Corp. of our report dated March 29, 2011 relating to the consolidated financial statements of Summit Entertainment,  LLC, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 21, 2012